UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 11, 2023

VERALTO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41770	92-1941413
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Danaher Corporation 2200 Pennsylvania Avenue, N.W., Suite 800W Washington, DC (Address of Principal Executive Offices)	20037 (Zip code)

202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common stock (par value $0.01 per share)	VLTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                ☐

Item 8.01.	Other Events

USD Offering

On September 11, 2023, Veralto Corporation (the “Company”), a subsidiary of Danaher Corporation (“Danaher”), agreed to sell $700 million aggregate principal amount of 5.500% senior notes due 2026 (the “2026 Notes”), $700 million aggregate principal amount of 5.350% senior notes due 2028 (the “2028 Notes”) and $700 million aggregate principal amount of 5.450% senior notes due 2033 (the “2033 Notes” and, collectively with the 2026 Notes and the 2028 Notes, the “USD Notes”).

Euro Offering

On September 12, 2023, the Company agreed to sell €500 million aggregate principal amount of 4.150% senior notes due 2031 (the “Euro Notes” and, together with the USD Notes, the “Notes”).

Description of the Offerings

Danaher will guarantee the Notes (the “Guarantees” and, together with the Notes, the “Securities”) until the planned separation of the Company from Danaher occurs. The USD Notes will pay interest on a semi-annual basis, and the Euro Notes will pay interest on an annual basis. The offering of the USD Notes (the “USD Offering”) is expected to close on September 18, 2023, and the offering of the Euro Notes (the “Euro Offering” and, together with the USD Offering, the “Offerings”) is expected to close on September 19, 2023, in each case, subject to customary closing conditions.

The Securities are being sold in private placements to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. In connection with each Offering, the Company expects to enter into a registration rights agreement pursuant to which it will agree to file a registration statement with respect to an offer to exchange the USD Notes or the Euro Notes, as applicable, for substantially identical notes registered under the Securities Act (or, under certain circumstances, a shelf registration statement covering resales of the USD Notes or the Euro Notes, as applicable).

The Company intends to use the net proceeds from the Offerings to make payments to Danaher as partial consideration for the contribution of assets by Danaher to the Company in connection with its separation from Danaher and to pay related fees and expenses.

The Securities have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERALTO CORPORATION

	By:	/s/ Jennifer L. Honeycutt
	Name:	Jennifer L. Honeycutt
	Title:	President and Secretary

Date: September 12, 2023